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EXHIBIT 10.1

ADVISORY AGREEMENT

        THIS ADVISORY AGREEMENT (the "Agreement") is made and entered into effective as of May 21, 2004, by and between Wellbrook Properties, Inc., a Georgia corporation (the "Company"), and Cornerstone Capital Advisors Inc., a Georgia corporation (the "Advisor").

        WHEREAS, the Company is filing with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-11 covering 2,000,000 shares of its common stock, par value $.01 per share (the "Shares"), to be offered to the public; and

        WHEREAS, the Company intends to qualify as a REIT (as defined below), and intends to continue to invest its funds in investments permitted by the terms of the Registration Statement and Sections 856 through 860 of the Code (as defined below); and

        WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor, and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Company, all as provided herein; and

        WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors of the Company, on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

        1.    Definitions.    As used in this Agreement, the following terms will have the meanings hereinafter indicated:

        Acquisition Expenses.    Any and all expenses incurred by the Company, the Advisor, or any Affiliate of either, in connection with the selection and acquisition of any Property or the making of any Mortgage Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

        Acquisition Fees.    Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgage Loans or the purchase, development or construction of Property by the Company, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature, however designated. Excluded will be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of any Property.

        Advisor.    Cornerstone Capital Advisors Inc., a Georgia corporation, any successor Advisor to the Company, or any Person to which Cornerstone Capital Advisors Inc. or any successor Advisor subcontracts substantially all of its functions.

        Affiliate or Affiliated.    As to any Person: (i) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (ii) any Person directly or indirectly owning, controlling or holding, with power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (iii) any executive officer, director, general partner or trustee of such other Person; (iv) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, general partner, or trustee.

        Articles of Incorporation.    The Articles of Incorporation of the Company, as the same are in effect and may be amended from time to time.

        Average Invested Assets.    For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the average of such values at the end of each month during such period.

        Board of Directors or Board.    The persons holding such office, as of any particular time, under the Articles of Incorporation and Bylaws of the Company, whether they be the Directors named therein or additional or successor Directors.

        Bylaws.    The Bylaws of the Company, as the same are in effect and may be amended from time to time.

        Code.    The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code will mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

        Company Assets.    Any and all property, real, personal or otherwise, tangible or intangible, including Mortgage Loans, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), and which is owned or held by, or for the account of, the Company.

        Construction Fee.    A fee or other remuneration for acting as a general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitation on a Property.

        Contract Purchase Price.    The amount actually paid or allocated (as of the date of purchase) to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

        Development Fee.    A fee for the packaging of a specific Property of the Company, including negotiating and approving plans and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

        Director.    A member of the Board of Directors of the Company.

        Distributions.    Any distribution of money or other property by the Company to owners of Equity Shares, including distributions that may constitute a return of capital for federal income tax purposes.

        Equity Shares.    Shares of capital stock of the Company of any class or series, other than the Excess Stock (as that term is defined in the Articles of Incorporation).

        Gross Real Estate Income equals the amount received by the Company as either lease payments or interest income from Properties or Mortgage Loans paid by tenants, tenant operators or borrowers.

        Independent Director.    A Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of: (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates; (ii) employment by the Sponsor, the Advisor or any of their Affiliates; (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates; (iv) the performance of services, other than as a Director, for the Company; (v) service as a director or trustee of more than three (3) REITs organized by the Sponsor or advised by the Advisor; or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered "material" if the gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two

(2) years or the Director's net worth on a fair market value basis. An indirect relationship will include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law are or have been associated with the Sponsor, the Advisor, any of their Affiliates, or the Company.

        Invested Capital.    The amount calculated by multiplying the total number of Shares purchased by Shareholders by the original issue price of $10.00 per share, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company's plan for redemption of Shares.

        Joint Ventures.    The joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

        Listing.    The listing of the shares of the Company on a national securities exchange or on an over-the-counter market.

        Management Fee.    The fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties and Mortgage Loans pursuant to this Agreement.

        Mortgage Loans.    Loans made by the Company to borrowers which are evidenced by notes or other evidences of indebtedness or obligations, and which are secured or collateralized by real estate owned by the borrowers.

        Net Income.    For any period, the total revenues applicable to such period, less the total expenses applicable to such period, excluding additions to reserves for depreciation or bad debts or other similar noncash reserves; provided, however, Net Income, for purposes of calculating Total Operating Expenses, will exclude the gain from the sale of Company Assets.

        Net Sales Proceeds.    In the case of a transaction described in clause (A) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction described in clause (D) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. Net Sales Proceeds will also include, in the case of any lease of a Property consisting of a building only, or any Mortgage Loan, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds will not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties or Mortgage Loans, to repay outstanding indebtedness, or to establish reserves.

        Offering Expenses.    All expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing securities to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, changes of transfer agents, registrars, trustees, escrow holders, depositories, experts, and expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, accountants' and attorneys' fees.

        Performance Fee.    The fee payable to the Advisor upon termination of this Agreement under certain circumstances if certain performance standards have been met.

        Person.    Any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

        Property or Properties.    The real properties, including the buildings located thereon, or the real properties only, or the buildings only, which are acquired by the Company, either directly or through Joint Ventures.

        Prospectus.    A "prospectus", as that term as defined in Section 2(10) of the Securities Act of 1933, as amended, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

        REIT.    A corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

        Retirement Facilities.    Facilities at which health care services are provided, including, but not limited to, independent or congregate living, assisted living, and skilled nursing facilities, continuing care retirement communities and life care communities, specialty clinics, medical office buildings and walk-in clinics.

        Sale or Sales.    Any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; or (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or portion thereof, including any event with respect to any Mortgage Loan which gives rise to a significant amount of insurance proceeds or similar awards. Notwithstanding the above, a "Sale" does not include any transaction or series of transactions specified in clause (A), (B), or (C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

        Sponsor.    Any Person directly or indirectly instrumental in organizing, wholly or in part, the Company, or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company Assets, and whose only compensation is as such. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

          (a)   taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

          (b)   receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

          (c)   having a substantial number of relationships and contacts with the Company;

          (d)   possessing significant rights to control Company Assets;

          (e)   receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

          (f)    providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

        Shareholders.    The registered holders of the Company's Equity Shares.

        Shareholders' 8% Return.    As of each date, an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

        Subordinated Share of Net Sales Proceeds.    The fee payable to the Advisor under certain circumstances described in Section 9(c) below.

        Termination Date.    The date of termination of this Agreement.

        Total Operating Expenses.    All costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, including all fees to be paid to the Advisor, but excluding: (i) the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) noncash expenditures such as depreciation, amortization and bad debt reserves, (v) the Subordinated Share of Net Sales Proceeds, and (vi) Acquisition Fees, Acquisition Expenses, real estate commissions on the resale of property, and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

        2%/25% Guidelines.    The requirement pursuant to the guidelines of the North American Securities Administrators Association, Inc. that, in general, in any fiscal year, Total Operating Expenses may not exceed the greater of 2% of the Company's Average Invested Assets or 25% of the Company's Net Income for such year.

        2.    Appointment of the Advisor.    The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

        3.    Duties of the Advisor.    During the term of this Agreement, the Advisor will be responsible for performing the day-to-day business affairs of the Company. The Advisor will use its best efforts to present to the Company potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company, as determined and adopted from time to time by the Directors. As part of performing its obligations hereunder, subject to certain restrictions described in this Agreement (including those set forth in Sections 4 and 7 below), and subject to the supervision of the Directors and consistent with the provisions of the Registration Statement, the Articles of Incorporation and the Bylaws of the Company, the Advisor will:

          (a)   serve as the Company's investment and financial advisor and provide research and economic and statistical data in connection with the Company's assets and investment policies;

          (b)   provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management of the Company, including cash management services;

          (c)   (i) locate, analyze and select potential investments in Properties and Mortgage Loans; (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments in Properties and Mortgage Loans will be made by the Company; (iii) make investments in Properties and Mortgage Loans on behalf of the Company in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of investments in Properties and Mortgage Loans; (v) on behalf of the Company, sell, dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Properties and Mortgage Loans, in compliance with the investment objectives and policies of the Company; and (vi) enter into leases and service contracts for

  Company Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Company Assets;

          (d)   negotiate on behalf of the Company with banks or lenders for loans to be made to the Company, and negotiate on behalf of the Company with investment banking firms and broker-dealers or negotiate private sales of Shares and other securities, but in no event in such a way so that the Advisor will be acting as a broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing will be the responsibility of the Company;

          (e)   on behalf of the Company, investigate, select and engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the services herein, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

          (f)    consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company's financial policies, and, as necessary, furnish the Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

          (g)   obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company;

          (h)   from time to time, or at any time reasonably requested by the Directors, make reports to the Directors of its performance of services to the Company under this Agreement;

          (i)    do all things necessary to assure its ability to render the services described in this Agreement;

          (j)    deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Properties and Mortgage Loans; and

          (k)   notify the Board of Directors of all proposed material transactions before they are completed.

        4.    Limitations on Authority of Advisor.

        (a)   Notwithstanding any provision of this Agreement to the contrary, the Advisor must obtain the prior approval of a majority of the Directors (including a majority of the Independent Directors) before the Company (1) makes any investment in Properties or Mortgage Loans (whether directly or indirectly), including any acquisition of a Property by the Company (as well as any financing acquired by the Company in connection with such acquisition) or (2) sells, disposes of or refinances any such investments in Properties or Mortgage Loans, including engaging in any Sales (without taking into account the provisions of the last sentence of the definition of "Sales"). The Advisor will deliver to the Independent Directors all documents required by them to properly evaluate any proposed investments in, sales (including Sales) or dispositions of, or refinancings of, any such Properties or Mortgage Loans.

        (b)   The prior approval of a majority of the Independent Directors and a majority of the Directors not otherwise interested in the transaction is also required for each transaction between the Company and the Advisor or any of the Affiliates of the Advisor.

        (c)   The Directors may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Agreement. In such event, the Advisor will henceforth submit to the Directors for prior approval such proposed transactions involving investments as thereafter require prior approval; provided, however, that such modification or revocation will be effective upon receipt by the Advisor and will not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

        5.    Bank Accounts.    The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any monies on behalf of the Company, under such terms and conditions as the Directors may approve, provided that no funds will be commingled with the funds of the Advisor; and the Advisor will from time to time render appropriate accountings of such collections and payments to the Directors and to the auditors of the Company.

        6.    Records, Access.    The Advisor will maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor will at all reasonable times have access to the books and records of the Company.

        7.    Other Limitations on Activities.    Notwithstanding any provision of this Agreement to the contrary, the Advisor will refrain from taking any action which would (a) adversely affect the status of the Company as a REIT; (b) subject the Company to regulation under the Investment Company Act of 1940; (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Equity Shares or its other securities; or (d) otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company; except that if any such action will be ordered by the Directors, the Advisor will notify promptly the Directors of the Advisor's judgment of the potential impact of such action and will refrain from taking such action until it receives further clarification or instructions from the Directors. In such event the Advisor will have no liability for acting in accordance with the specific instructions of the Directors so given. The Advisor represents and warrants to the Company that it has reviewed the Articles of Incorporation and Bylaws of the Company and is familiar with the restrictions on the Company's activities therein, including but not limited to those in Articles IX and X of the Bylaws.

        8.    Relationship with Directors.    Any director, officer or employee of the Advisor, and any Affiliate of the Advisor, may serve as a Director (other than an Independent Director) and/or as an officer of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company will receive any compensation from the Company for serving as a Director or officer of the Company, other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors of the Company.

        9.    Fees.

        (a)    Management Fee.    The Company will pay to the Advisor, as compensation for the professional management services rendered to the Company under Section 3 above, a monthly Management Fee in an amount equal to 10% of the Gross Real Estate Income as of the end of the preceding month. The Management Fee will be payable monthly on the last day of such month, or the first business day following the last day of such month. The Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Management Fee not taken as to any fiscal year will be deferred without interest and may be taken in such other fiscal year as the Advisor will determine.

        (b)    Acquisition Fees.    The Company will pay to the Advisor an Acquisition Fee in the amount of (i) 3% of the Contract Purchase Price of any Property acquired by the Company, and (ii) 3% of the amount of the funds advanced to any borrower in any Mortgage Loan transaction. Acquisition Fees will be reduced, if necessary, to limit the total compensation paid to all persons involved in the acquisition of any Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction. The total of all Acquisition Fees and Acquisition Expenses will also be limited in accordance with the Bylaws of the Company.

        (c)    Subordinated Share of Net Sales Proceeds.    The Company will pay to the Advisor the Subordinated Share of Net Sales Proceeds in an amount equal to 10% of Net Sales Proceeds from Sales of one or more Properties of the Company, but only after the Shareholders have received Distributions equal to the sum of the Shareholders' 8% Return from inception through the applicable date, and 100% of Invested Capital. Following Listing, no Subordinated Share of Net Sales Proceeds will be paid to the Advisor.

        (d)    Changes to Fee Structure.    At least annually, the Independent Directors will determine whether or not the compensation which the Company pays to the Advisor is reasonable in relation to the services performed, and whether or not such compensation is within the limits prescribed by the Bylaws. Based on such determination, the Company will adjust the compensation of the Advisor in any renewal of this Agreement, so that such compensation is reasonable and within such limits. In making such determination, the Independent Directors will consider all of the factors they deem relevant, including, but not limited to: (i) the size of the advisory fee in relation to the size, composition and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors performing similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conversion or appreciation of capital, frequency of problem investments, and competence in dealing with distress situations; and (vii) the quality of the Property and Mortgage Loan portfolio of the Company in relationship to the investments generated by the Advisor for its own account.

        10.    Expenses.

        (a)   In addition to the compensation paid to the Advisor pursuant to Section 9 hereof, the Company will pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor on behalf of the Company in connection with the services it provides to the Company pursuant to this Agreement, including, but not limited to:

            (i)  the Offering Expenses;

           (ii)  the Acquisition Expenses;

          (iii)  the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of securities;

          (iv)  interest and other costs for borrowed money, including discounts, points and other similar fees;

           (v)  taxes and assessments on income or Property and taxes as an expense of doing business;

          (vi)  costs associated with insurance required in connection with the business of the Company or by the Directors;

         (vii)  expenses of managing and operating Properties owned by the Company;

        (viii)  all expenses in connection with payments to the Directors and meetings of the Directors and Shareholders;

          (ix)  expenses associated with the Listing or with the issuance and distribution of the Shares and other securities, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, Listing and registration fees, and other Offering Expenses;

           (x)  expenses connected with payments of Distributions to the Shareholders;

          (xi)  expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Articles of Incorporation;

         (xii)  expenses of maintaining communications with Shareholders, including the cost of preparation, printing, and mailing annual reports and other Shareholder reports, proxy statements and other reports required by governmental entities;

        (xiii)  expenses related to negotiating and servicing Mortgage Loans;

        (xiv)  administrative service expenses (including personnel costs; provided, however, that no reimbursement will be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location); and

         (xv)  audit, accounting and legal fees.

        (b)   Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 10 will be reimbursed no less frequently than monthly.

        11.    Other Services.    Should the Directors request that the Advisor or any director, officer or employee thereof render services for the Company other than those set forth in Section 3, such services will be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors of the Company, subject to the limitations contained in the Bylaws, and such services will not be deemed to be services pursuant to the terms of this Agreement.

        12.    Limitation on Total Operating Expenses.    Notwithstanding any provision of this Agreement to the contrary, the Company will not reimburse the Advisor for Total Operating Expenses that, in any year (the "Expense Year") exceed the 2%/25% Guidelines for such Expense Year, unless the

Independent Directors determine such excess is justified (as provided in Section 9.04 of the Bylaws). Within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses for the Expense Year exceeded the 2%/25% Guidelines, the Advisor will reimburse the Company the amount by which the Total Operating Expenses paid or incurred by the Company exceeded the 2%/25% Guidelines, unless the Independent Directors determine such excess is justified (as provided in Section 9.04 of the Bylaws). The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee. All figures used in the foregoing computation will be determined in accordance with generally accepted accounting principles applied on a consistent basis.

        13.    Other Activities of the Advisor.

        (a)   Nothing herein contained will prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor will this Agreement limit or restrict the right of any director, officer, employee or shareholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor will report to the Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association. The Advisor or its Affiliates will promptly disclose to the Directors knowledge of such condition or circumstance. If the Sponsor, Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it will be the duty of the Directors (including the Independent Directors) to adopt the method set forth in the Registration Statement or another reasonable method by which properties are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.

        (b)   The Advisor will be required to use its best efforts to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company; but neither the Advisor nor any Affiliate of the Advisor will be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of the character which, if presented to the Company, could be taken by the Company. The Advisor or its Affiliates may make such an investment in a property only after (i) such investment has been offered to the Company and all public partnerships and other investment entities affiliated with the Company with funds available for such investment and (ii) such investment is found to be unsuitable for investment by the Company, such partnerships and investment entities.

        (c)   In the event that the Advisor or its Affiliates is presented with a potential investment which might be made by the Company and by another investment entity which the Advisor or its Affiliates advises or manages, the Advisor and its Affiliates will consider the investment portfolio of each entity, cash flow of each entity, the effect of the acquisition on the diversification of each entity's portfolio, rental payments during any renewal period, the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage, the funds of each entity available for investment and the length of time such funds have been available for investment. In the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity.

        14.    Relationship of the Advisor and the Company.    The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement will be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Company and the Advisor are independent contractors.

        15.    Term.    Except as otherwise provided herein, this Agreement will continue in force until December 31, 2004, subject to an unlimited number of successive one (1) year renewals upon the mutual consent of the parties. It is the duty of the Directors to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal will have a term of no more than one (1) year.

        16.    Termination.    This Agreement may be terminated upon 60 days' prior written notice without cause or penalty, by either party (by a majority of the Independent Directors of the Company or by a majority of the Board of Directors of the Advisor, as the case may be). This Agreement may also be terminated immediately by either party upon the other party's breach of its obligations hereunder.

        17.    Assignment to an Affiliate.    This Agreement may be assigned by the Advisor to an Affiliate with the prior written approval of a majority of the Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Directors. This Agreement will not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization will be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.

        18.    Payments to and Duties of the Advisor upon Termination.

          (a)   Payments to the Advisor pursuant to this Section 18 will be subject to the 2%/25% Guidelines to the extent applicable.

          (b)   After the Termination Date, and except as provided below, the Advisor will not be entitled to compensation for further services hereunder, except it will be entitled to receive from the Company within 30 days after the Termination Date all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement, exclusive of disputed items arising out of possible unauthorized transactions.

          (c)   Upon termination, the Advisor will be entitled to payment of the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred as of the Termination Date, the Performance Fee, if any, will equal 10% of the amount, if any, by which (i) the appraised value of the Company Assets on the Termination Date, less the amount of all indebtedness secured by such Company Assets, plus the total Distributions paid to Shareholders from the Company's inception through the Termination Date, exceeds (ii) the Invested Capital plus an amount equal to the Shareholders' 8% Return from the Company's inception through the Termination Date. The Advisor will be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination will be evidenced by a promissory note and will be payable from time to time.

          (d)   The Performance Fee will be paid in 12 equal quarterly installments without interest on the unpaid balance; provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize the Company's REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's assets will be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective assets during which the Advisor provided services to the Company.

          (e)   If Listing occurs before the Termination Date, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor.

          (f)    The Advisor will, promptly upon termination:

              (i)  pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

             (ii)  deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all monies held by it, covering the period following the date of the last accounting furnished to the Directors;

            (iii)  deliver to the Directors all assets, including Properties and Mortgage Loans, and documents of the Company then in the custody of the Advisor; and

            (iv)  take all reasonable steps requested to assist the Directors in making an orderly transition of the advisory function.

        19.    Indemnification by the Company.    The Company will indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages, taxes or losses and related expenses, including attorneys' fees, incurred by them, but only to the extent that such liability, claims, damages, taxes or losses and related expenses (a) are not fully reimbursed by insurance, and (b) are incurred by reason of the Company's bad faith, fraud, willful misconduct or negligence in performing its obligations under this Agreement. Notwithstanding the above, the Company's indemnification obligations are subject to any and all limitations on indemnification imposed by the laws of the State of Georgia or the Articles of Incorporation and Bylaws of the Company. Furthermore, notwithstanding the above, the Advisor and its Affiliates, including their respective officers, directors, partners and employees, will not be entitled to indemnification or be held harmless pursuant to this Section 19 for any activity for which the Advisor will be required to provide indemnification pursuant to Section 20 below. Any indemnification under this Section may be made only out of the net assets of the Company and not from the Shareholders.

        20.    Indemnification by the Advisor.    The Advisor will indemnify and hold harmless the Company and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages, taxes or losses and related expenses, including attorneys' fees, incurred by them, but only to the extent that such liability, claims, damages, taxes or losses and related expenses (a) are not fully reimbursed by insurance, and (b) are incurred by reason of the Advisor's bad faith, fraud, willful misconduct or negligence in performing its obligations under this Agreement. Notwithstanding the above, the Company and its Affiliates, including their respective officers, directors, partners and employees, will not be entitled to indemnification or be held harmless pursuant to this Section 20 for any activity for which the Company will be required to provide indemnification pursuant to Section 19 above.

        21.    Notices.    All notices, requests, demands and other communications required or permitted hereunder will be in writing (unless some other method of giving such notice, request, demand or other communication is required by the Articles of Incorporation or the Bylaws), and will be either (i) delivered by hand, (ii) mailed by United States registered or certified mail, return receipt requested, first class postage prepaid and properly addressed, or (iii) sent by national overnight courier service to the parties or their assignees, addressed as follows:

  To the Directors and to the Company:

  Wellbrook Properties, Inc.
  2450 Atlanta Highway
  Suite 904
  Cumming, Georgia 30040

  To the Advisor:

  Cornerstone Capital Advisors Inc.
  2450 Atlanta Highway
  Suite 904
  Cumming, Georgia 30040

All such notices, requests, instructions or documents given to any party in accordance with this Section 21 will be deemed to have been given (i) on the date of receipt if delivered by hand or overnight courier service, or (ii) on the date that is three (3) business days after depositing with the United States Postal Service if mailed by United States registered or certified mail, return receipt requested, first class postage prepaid and properly addressed. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 21.

        22.    Entire Agreement.    This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous negotiations, writings and agreements relating to the subject matter of this Agreement.

        23.    Modifications and Waivers.    This Agreement will not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees. The failure or delay of any party at any time or times to require the performance of any provision of this Agreement will in no manner affect its right to enforce that provision. No single or partial waiver by any party of any condition of this Agreement, or the breach of any term, agreement or covenant of, or the inaccuracy of any representation or warranty in, this Agreement, whether by conduct or otherwise, in any one or more instances will be construed or deemed to be a further or continuing waiver of any such condition, breach or inaccuracy or a waiver of any other condition, breach or inaccuracy.

        25.    Governing Law.    This Agreement has been negotiated and executed in the State of Georgia, will be substantially performed in the State of Georgia, and will be controlled, construed and enforced in accordance with the substantive laws of the State of Georgia, without regard to the laws related to choice or conflicts of laws.

        26.    Severability.    Should any one or more of the provisions of this Agreement be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof will not in any way be adversely affected or impaired thereby.

        27.    Counterparts.    This Agreement may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will constitute but one and the same instrument. This Agreement will become binding when one or more counterparts taken together will have been executed and delivered by the parties. It will not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

        28.    Facsimile Signatures.    Signatures of the parties submitted by facsimile transmission will be valid and binding for all purposes.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

COMPANY:
Wellbrook Properties, Inc.
By:	/s/ JOHN T. OTTINGER John T. Ottinger, Jr., Chief Executive Officer
ADVISOR:
Cornerstone Capital Advisors Inc.
By:	/s/ CECIL A. BROOKS Cecil A. Brooks, Chief Executive Officer

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ADVISORY AGREEMENT